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                          CONSENT OF ERNEST & YOUNG LLP


We consent to the reference to our firm under the captions "Independent Auditors" and "Selected Financial Data," and to the use of our reports dated
June 7, 1996, in the Registration Statement (S-4 No. 333-      ) and related
Prospectus of Astor Holdings II, Inc. dated October 25, 1996.


                                                            S/ ERNST & YOUNG LLP


Buffalo, New York
October 25, 1996